EXHIBIT 5.1

Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-4497
Phone: (414) 277-5000
Fax: (414) 271-3552
www.quarles.com

September 13, 2017

Brady Corporation
6555 West Good Hope Road
Milwaukee, Wisconsin 53223

Ladies and Gentlemen:

We are providing this opinion in connection with the Registration Statement of Brady Corporation (the "Company") on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offering on a delayed basis pursuant to Rule 415 under the Act, together or separately, of an indeterminate amount of the Company's (i) unsecured debt securities (the "Debt Securities") and/or (ii) Class A Nonvoting Common Stock, par value $0.01 per share (the "Common Stock"). The Debt Securities and the Common Stock are collectively referred to herein as the "Offered Securities."

We have examined (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and By-Laws, as amended to date; (iii) corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby; and (iv) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion.

In connection with this opinion, we have assumed that, at or prior to the time of delivery of the Offered Securities, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the terms of each particular issue of Offered Securities offered and the terms of the offering thereof; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) with respect to an offering of Debt Securities, any indenture providing for the issuance of Debt Securities (the "Indenture") will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and will have been duly authorized, executed and delivered by the Company and the trustee under the Indenture, and any securities resolutions setting forth the terms of a series of Debt Securities to be issued under the Indenture (the "Securities Resolution") will have been duly authorized by the Company; (v) a Form T-1 will be filed with the Commission with respect to the trustee executing any Indenture or any supplemental indenture to any such Indenture; (vi) as appropriate, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company's Restated Articles of Incorporation, as amended, and not otherwise reserved for issuance.

On the basis and subject to the foregoing, we advise you that, in our opinion:

(1)	The Company is a corporation validly existing under the laws of the State of Wisconsin.

(2)
When (i) the Registration Statement has become effective under the Act and, in the case of Debt Securities, the Indenture has been duly qualified under the Trust Indenture Act, (ii) the terms of any class or series of Offered Securities have been authorized by appropriate action of the Company, (iii) any Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable Securities Resolution, and (iv) any such class or series of Offered Securities has been duly issued and sold, and payment has been received for such Offered Securities in the manner contemplated in the Registration Statement and the prospectus supplement relating thereto, then (a) if the Offered Securities are shares of Common Stock, such shares will be validly issued, fully paid and non-assessable; and (b) if the Offered Securities are Debt Securities, they will be legally issued and will constitute valid and binding obligations of the Company.
We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part thereof. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ QUARLES & BRADY LLP
Quarles & Brady LLP